Exhibit 10.13.1

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This First Amendment to the Amended and Restated Stockholders’ Agreement, dated as of December 19, 2019 (this “Amendment”), is entered by and between Agilon Health Topco, Inc., a Delaware corporation (the “Company”) and CD&R Vector Holdings, L.P., a Cayman Islands exempted limited partnership (the “Major Holder”).

WHEREAS, the Company, the Major Holder and the Stockholders are partyto the Amended and Restated Stockholders’ Agreement in respect of the Company, dated November 29, 2019 (as amended from time to time, the “Existing Agreement”);

WHEREAS, Section 17.6 of the Existing Agreement provides that any term of the Existing Agreement may be amended with the written consent of the Company and the Major Holder if such amendment (i) does not materially and disproportionately adversely affect a Stockholder in a materially different manner than all of the other Stockholders and (ii) does not adversely affect any Purchaser; and

WHEREAS, on the date hereof, the Company will enter into an Investment Agreement with the BlackRock Purchaser (as defined in Section 2).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.     Amendment to the Existing Agreement. As of the date hereof and effective immediately prior to the effectiveness of the BlackRock Investment Agreement (as defined below):

(a)     Section 1 of the Existing Agreement is hereby amended to delete the definitions for “Investment Agreement,” “Private Placements Financing Round” and “Purchasers” and insert each of the following definitions in alphabetical order:

“‘BlackRock’ shall mean BlackRock Investment Management, LLC or any Affiliate or successor thereof.”

“‘BlackRock Investment Agreement’ shall mean the Investment Agreement, dated as of December 19, 2019, by and between the Company and the BlackRock Purchaser.”

“‘BlackRock Purchaser’ shall mean High Cedar Direct Fund, L.P., a Delaware limited partnership and any permitted transferee from the BlackRock Purchaser.”

“‘Investment Agreements’ shall mean the Morgan Stanley Investment Agreement, the Capital World Investment Agreement, the Rock Springs Investment Agreement, the Wellington Investment Agreement and the BlackRock Investment Agreement.”

‘“Private Placements Financing Round’ shall mean only those issuances of shares of Common Stock pursuant to private placements including and immediately subsequent to the issuance of Common Stock pursuant to the Rock Springs Investment Agreement (“Subsequent Private Placements”), until and only including the first Subsequent Private Placement to the extent and only to the extent to which proceeds from all Subsequent Private Placements total $125,000,000 in the aggregate.”

“‘Purchasers’ shall mean the Morgan Stanley Purchasers, the Capital World Purchasers, the Rock Springs Purchaser, the Wellington Purchaser and the BlackRock Purchaser.”

(b)     Section 6 of the Existing Agreement is hereby amended and restated in its entirety as set forth below:

“Exempt Transfers. Notwithstanding the foregoing, the notice, first refusal and co-sale rights set forth in Section 5 above shall not apply to, (a) in the case the Stockholder or the Major Holder is an entity, any Transfer to its Affiliate, (b) any Transfer by (i) any Morgan Stanley Purchaser or MS Agent, (ii) any Capital World Purchaser, (iii) the Rock Springs Purchaser, (iv) the Wellington Purchaser or (v) the BlackRock Purchaser (each, a “Purchaser Transferor”) on behalf of such Purchaser Transferor, to another fund or account managed, advised or sub-advised by MS Agent (in the case of any Morgan Stanley Purchaser or MS Agent), Capital Research and Management Company (in the case of any Capital World Purchaser), Rock Springs Capital Management LP (in the case of the Rock Springs Purchaser), Wellington (in the case of the Wellington Purchaser) or BlackRock (in the case of the BlackRock Purchaser) or, in the case of each of the foregoing, to an affiliated investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended, pursuant to a merger or reorganization of such Purchaser Transferor, (c) any Transfer by any Purchaser Transferor to the Company in accordance with the terms and conditions of the put option in the Morgan Stanley Investment Agreement, Capital World Investment Agreement, Rock Springs Investment Agreement, Wellington Investment Agreement or BlackRock Investment Agreement, as applicable, and (d) in the case the Stockholder is a natural person, any Transfer without consideration to a Stockholder’s ancestors, descendants or spouse or to trusts for the benefit of such persons or the Stockholder, or to any other Person approved by the Board of Directors of the Company; provided, that, in the event of any Transfer made pursuant to such exemption, (A) the Stockholder shall inform the Company and the Major Holder, or the Major Holder shall inform the Company, as applicable, of such Transfer or gift prior to effecting it and (B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Stockholder hereunder, including without limitation Sections 5, 8 and 9. Capital Stock subject to a Transfer described in this Agreement shall remain “Capital Stock” hereunder, and such pledgee, transferee or donee shall be treated as the “Stockholder” for purposes of this Agreement.”

(c)     Section 10 of the Existing Agreement is hereby amended and restated in its entirety as set forth below:

“Vote to Increase Authorized Capital Stock” Each Stockholder, other than the Rock Springs Purchaser, the Wellington Purchaser and the BlackRock Purchaser, shall vote or cause to be voted all Voting Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Capital Stock from time to time as requested by the Major Holder.”

3.     Date of Effectiveness; Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties thereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other party. On and after the date hereof, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.     Notice to Stockholders. Promptly after the date hereof, the Company shall give written notice of this Amendment to each Stockholder in accordance with Section 17.5 of the Existing Agreement.

5.     Miscellaneous. Sections 17.1, 17.2, 17.3, 17.4, 17.5, 17.6, 17.7, 17.8, 17.9, 17.12, 17.13, 17.15 and 17.16 of the Existing Agreement shall apply to this Amendment mutatis mutandis.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

THE COMPANY:

AGILON HEALTH TOPCO, INC.

By:	/s/ Ravi Sachdev
	Name:	Ravi Sachdev
	Title:	President

[Signature Page to First Amendment to Amended and Restated Stockholders’ Agreement]

MAJOR HOLDER:

CD&R VECTOR HOLDINGS, L.P.

By: CD&R Investment Associates IX, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

[Signature Page to First Amendment to Amended and Restated Stockholders’ Agreement]